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                                                                   EXHIBIT 10.48

                                                                 CORPORATE WOODS

                                 PROMISSORY NOTE

$21,909,000.00                                                 September 4, 1997

                                                                   Dallas, Texas

     FOR VALUE RECEIVED, PAH-DT ALLEN PARTNERS, L.P., a Delaware limited partnership ("Maker"), having its principal place of business at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234, promises to pay to the order of METROPOLITAN LIFE INSURANCE COMPANY ("Holder"), a New York corporation, at its principal place of business at One Madison Avenue, New York, New York 10010, or such other place as Holder may from time to time designate, the principal sum of TWENTY-ONE MILLION NINE HUNDRED NINE THOUSAND AND NO/100 DOLLARS ($21,909,000.00) or so much thereof as has been disbursed, with interest, as specified below, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

     1. Payment of Principal and Interest. Principal and interest under this promissory note (this "Note") shall be payable as follows:

     (a) Interest on the unpaid principal sum evidenced by this Note, shall accrue (calculated on a 365-day year basis) from the date funds are first disbursed to Maker (the "Advance Date") at the rate of Eight and 8/100 percent (8.08%) per annum (the "Interest Rate") and shall be paid in arrears on the first day of the calendar month next succeeding the Advance Date and on the first day of each and every succeeding calendar month thereafter, to and including, the first day of the twenty-fourth (24th) calendar month succeeding the Advance Date;

     (b) Commencing on the first day of the twenty-fifth (25th) calendar month succeeding the Advance Date and on the first day of each and every calendar month thereafter, to and including, the first day of the one hundred nineteenth (119th) calendar month succeeding the Advance Date, there shall be due and payable equal monthly installments of principal and interest in arrears at the Interest Rate, each in the amount of ONE HUNDRED SIXTY-SEVEN THOUSAND THREE HUNDRED TWENTY-FIVE AND 23/100 DOLLARS ($167,325.23), based upon an amortization period of three hundred eighteen (318) months; Maker hereby acknowledges and agrees that a substantial portion of the original principal sum evidenced by this Note shall be outstanding and due on the first day of October, 2007 (the "Maturity Date"); and

     (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest thereon, and all other sums evidenced by this Note or secured by the Mortgage (as hereinafter defined) and/or any other instrument collateral, incidental or related thereto (the Loan Agreement [hereinafter defined], this Note, the Mortgage and any and all other documents evidencing, securing or relating to the indebtedness evidenced by this Note, and all renewals, modifications, consolidations and extensions of such documents being herein

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     collectively referred to as the "Loan Documents"), shall become immediately due and payable in full.

     2. Application of Payments. All payments made hereunder shall, at the sole option of Holder, be applied to the payment of any prepayment fees, late charges and other sums then due from Maker to Holder under the Loan Documents, any escrow deposits required under the Loan Documents then due, interest then due at the Interest Rate or at the Default Rate (as hereinafter defined), as applicable, on the unpaid principal of this Note, and the balance of said payments shall be applied in reduction of the unpaid principal sum of this Note.

     3. Indebtedness and Security. This Note has been executed in conjunction with an Amended and Restated Master Loan Agreement (the "Loan Agreement") entered into between Maker, and Holder. The indebtedness evidenced by this Note represents a portion of the indebtedness evidenced by that certain promissory note of even date herewith executed by Patriot American Hospitality Partnership, L.P., a Virginia limited partnership ("PAH") payable to the order of Holder in the original principal amount of $85,425,000.00 (the "PAH Note"). Subject to the limitations on Maker's liability as set forth in Section 8 of this Note, Maker has assumed the indebtedness evidenced by the PAH Note and restructured such indebtedness in the manner set forth in the Loan Agreement. This Note is secured, inter alia, by that certain Mortgage and Security Agreement of even date herewith (the "Mortgage"), by and between PAH and Holder for the benefit of Holder. Each capitalized term used herein, unless otherwise defined herein, shall have the same meaning as set forth in the Loan Agreement or in the Mortgage. The Property is now owned by Maker, Maker has, subject to the limitations on its liability set forth therein, assumed the obligations of PAH thereunder, and PAH has been released from its obligations thereunder. The obligations, covenants and agreements of the Loan Agreement and the Mortgage are hereby made a part of this Note to the same extent and with the same effect as if they were fully set forth herein, and Maker does hereby agree to perform and keep each and every obligation, covenant and agreement set forth in this Note, the Loan Agreement, the Mortgage and the other Loan Documents. This Note shall evidence, and the Mortgage shall secure, the indebtedness described herein, any future loans or advances that may be made to or on behalf of Maker by Holder at any time or times hereafter under the Mortgage, and any other amounts required to be paid by Maker under the Loan Documents, and any such loans, advances or amounts shall be added to the indebtedness evidenced by this Note, and shall bear interest at the Interest Rate unless a greater rate is expressly provided for in this Note or the other Loan Documents.

     4. Acceleration Upon Default. It is hereby expressly agreed that upon the occurrence of a Universal Default (as defined in the Loan Agreement) or any other Event of Default, the unpaid principal sum evidenced by this Note, all accrued and unpaid interest thereon, and all other sums evidenced and/or secured by the Loan Documents shall, at the option of Holder, become immediately due and payable, and payment of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest thereon, and all other sums evidenced or secured by the Loan Documents, may be enforced and recovered at once.

     5. Interest Upon Default. Upon the occurrence and during the continuance of a Universal Default or any other Event of Default, the unpaid principal sum evidenced by this Note, all accrued and unpaid interest thereon, and all other sums evidenced and/or secured by the

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Loan Documents shall bear interest at a rate per annum (the "Default Rate")
equal to the lesser of: (i) the highest rate of interest permitted to be contracted for under the laws of the State of Texas, or (ii) four percent (4%) per annum above the Interest Rate. The Default Rate shall be in lieu of any other interest rate otherwise applicable and shall commence, without notice, immediately upon and from the occurrence of such Universal Default or any other Event of Default and shall continue until all defaults are cured and all sums then due and payable under the Loan Documents are paid in full.

     6. Limitation on Interest. All agreements made by Maker relating directly or indirectly to the indebtedness evidenced by this Note and the other Loan Documents are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws of the State of Texas. If, under any circumstances whatsoever, performance of any provision of this Note or the other Loan Documents, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of the State of Texas being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Holder shall be reduced to the highest lawful amount of interest permissible under the laws of the State of Texas, and if for any reason whatsoever, Holder shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be refunded to Maker (if theretofore paid) or applied to the payment of the last maturing installment or installments of principal to be paid on this Note (whether or not due and payable) and not to the payment of interest. Without limitation of the foregoing, any amounts contracted for, charged or received under the Loan Documents relating directly or indirectly to the indebtedness evidenced by this Note, included for the purpose of determining whether the interest rate would exceed the highest lawful rate, shall be calculated, to the extent permitted by the laws of the State of Texas, by amortizing, prorating, allocating and spreading such interest over the period of the full stated term of this Note.

     7. No Prepayment Privilege. The principal sum evidenced by this Note may not be prepaid, in whole or in part, at any time prior to the date which is five
(5) years after the due date of the first interest payment hereunder. After such date, Maker may, but only if it is then prepaying all of the other Pooled Loans (as defined in the Loan Agreement) or if it is then effecting a Transfer (as defined in the Loan Agreement) of the Property, and in connection with such Transfer, strictly complies with the terms of the Loan Agreement, including without limitation, those pertaining to the calculation of the Release Price (as defined in the Loan Agreement), prepay the entire principal, together with accrued unpaid interest outstanding under this Note, but not a portion thereof. A prepayment shall require the concurrent payment of a prepayment fee in an amount equal to (i) the present value of all principal and interest payments which remain unpaid and which would be paid if the indebtedness evidenced by this Note were paid according to its original terms, discounted using a periodic discount rate corresponding to the payment frequencies under this Note equal to the Treasury Rate (defined below) less (ii) the principal sum being prepaid but not less than zero (0). The Treasury Rate shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining original term of this Note, as quoted in the Federal Reserve Statistical Release [H.15(519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the date closest to the date two (2) weeks prior to the date of the permitted prepayment (or a comparable rate if this rate is no longer published). If the Treasury Rate is not available for a term equal to the

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remaining original term of this Note as of the date of prepayment, the Treasury
Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturities. A prepayment may only be made following thirty (30) days prior written notice to Holder. Notwithstanding the provisions above, Maker may prepay the principal balance outstanding under this Note during the one hundred twenty (120) day period immediately preceding the Maturity Date, when the indebtedness evidenced hereby may be prepaid in whole but not in part, upon thirty (30) days' prior written notice to Holder. No prepayment fee shall be due with respect to such prepayment during the one hundred twenty (120) day period immediately preceding the Maturity Date. Maker agrees that Holder shall have no obligation to accept any prepayment of the principal sum evidenced by this Note except as expressly stated in this Section 7. Notwithstanding any provision of the Loan Documents to the contrary, no prepayment fee shall be due in connection with involuntary whole or partial prepayments of the Secured Indebtedness which result from: (i) the passage of a change in tax law as provided in Section 1.04 of the Mortgage; (ii) the application of Net Insurance Proceeds as provided in Section 1.05 of the Mortgage; (iii) the application of Condemnation Proceeds as provided in Section 1.08 of the Mortgage; (iv) applications which result from acceleration due to the determination that an unenforceable provision of the Loan Documents affects the payment of any monetary sum as provided in Section 17 of this Note; or (v) an application resulting from such other circumstances as are similar to those listed in subparagraphs (i)-(iv) of this sentence in this Section 7. If Holder accelerates the maturity hereof due to the occurrence of an Event of Default, to the extent permitted by law, a prepayment fee (calculated as provided above) shall be due and payable to Holder at the same time that the accelerated principal and interest are due and the provisions of the foregoing sentence shall not be interpreted to preclude charging of a prepayment fee in the event of such acceleration.

     8. Liability of Maker. Notwithstanding anything to the contrary contained in this Note or in any of the other Loan Documents, but without in any manner releasing, impairing or otherwise affecting this Note or any of the other Loan Documents, or the validity hereof or thereof, or the lien of the Mortgage, Maker and/or the general partners of Maker shall not have any personal liability for any representations, warranties, covenants, obligations, or liabilities under this Note or any of the Loan Documents except as expressly provided in this
Section 8, and upon the occurrence of an Event of Default, the liability of Maker and/or the general partners of Maker shall be limited to and satisfied out of the Property, except as expressly set forth in this Section 8. Notwithstanding any of the foregoing, nothing contained in this Section 8 shall be deemed to prejudice the rights of Holder to (i) proceed against any entity or person whatsoever, including Maker and the general partners of Maker with respect to the enforcement of any separate recourse leases, guarantees, bonds, policies of insurance or other similar agreements for compliance with any of the terms, covenants and conditions of the Loan Documents; and/or (ii) recover damages against Maker and the general partners of Maker for their fraud or intentional and material misrepresentation in connection with the Loan Documents or their intentional, active waste; and/or (iii) recover any Condemnation Proceeds or Insurance Proceeds or other similar funds or payments attributable to the Property received by Maker, which have been misapplied by Maker or which, under the terms of the Loan Documents, should have been paid to Holder and which have not been applied to pay any portion of the indebtedness evidenced by this Note, real estate taxes, assessments, penalties and other charges, operating and maintenance expenses of the Property (including, without limitation, payment and performance of obligations under agreements binding on or appurtenant to the Property), Premiums, Impositions, deposits

                                      -4-

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into a reserve for replacement or other sums required by the Loan Documents, or with the express written consent of Holder given after the occurrence of an Event of Default, applied to the payment of capital expenses relating to the Property (all of the foregoing being herein collectively called "Permitted Expenditures"); and/or (iv) recover any tenant security deposits or prepaid rents paid to or held by Maker or any other entity or person in connection with the Property, except to the extent any such tenant security deposits or prepaid rents which, after having been properly forfeited, were applied to pay Permitted Expenditures; and/or (v) recover the Rents and Profits accruing from and after the occurrence of an Event of Default, which have not been applied to pay Permitted Expenditures; and/or (vi) recover damages against Maker and/or the general partners of Maker arising from, or in connection with, the covenants, obligations, liabilities, warranties and representations contained in Section
3.8 of the Mortgage, other than those provisions of said Section 3.8 which pertain to Existing Environmental Conditions, and/or contained in the Unsecured Indemnity Agreement; and/or (vii) recover all Impositions which are accrued as of the date on which an Event of Default occurs, even if not then due and payable, in order to place Holder in the position in which it would have been had Holder not agreed, at the special instance and request of Maker, to cause
Section 1.6 of the Mortgage to become operative only after the occurrence of an Event of Default; and/or (viii) recover damages against Maker and/or the general partners of Maker arising from, or in connection with, the violation of the covenants, warranties or representations contained in Section 1.18 of the Mortgage; and/or (ix) recover from Maker and/or the general partners of Maker all shortfalls which exist on the date on which an Event of Default occurs in the FF&E Replacement Reserve Account which Maker is required to maintain in accordance with the provisions of Section 1.19 of the Mortgage to the extent that such shortfalls are the result of Maker's improper use of funds from the FF&E Replacement Reserve Account or Maker's failure to make the required deposits to the FF&E Replacement Reserve Account prior to the date on which an Event of Default occurs. Maker and/or the general partners of Maker shall be personally liable for the matters set forth in the foregoing clauses (i) to (ix) inclusive to the extent set forth in such clauses.

     9. Waiver by Maker. Except as otherwise provided in the Mortgage, Maker and all endorsers, guarantors and sureties of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to, and waive notice of, any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons, and hereby waive any defense by reason of extension of time for payment or other indulgence granted by Holder.

     10. Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy. Holder shall at all times have the right to proceed against any portion of, or interest in, the Property in such manner as Holder may deem fit, without waiving any other rights or remedies with respect to the Property, any portion thereof, or interest therein. The release of any party under this Note shall not operate to release any other party liable hereunder or under the other Loan Documents.

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     11. Fees and Expenses. If this Note is placed in the hands of an attorney at law for collection by reason of default on the part of Maker, Maker hereby agrees to pay to Holder, in addition to the sums stated above, the costs and expenses of collection, including, without limitation, a reasonable sum as an attorney's fee.

     12. No Modifications. This Note may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Maker and Holder.

     13. Governing Law. This Note is to be construed and enforced in all respects in accordance with the laws of the State of Texas.

     14. Construction. The words "Maker" and "Holder" shall be deemed to include the respective heirs, personal representatives, successors and assigns of each, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, whenever and wherever the context so requires. If more than one party is named as Maker, the obligation hereunder of each such party shall be deemed joint and several. The captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Note or any particular paragraph or section hereof, or the proper construction hereof.

     15. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Mortgage.

     16. Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

     17. Severability. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Note, except that if such provision relates to the payment of any monetary sum, then, Holder may, at its option declare the indebtedness evidenced hereby immediately due and payable.

     18. Late Charge. In the event that any installment of interest, principal, principal and interest or required escrow deposits shall become overdue for a period in excess of seven (7) days (other than the final payment of principal due at maturity and excluding the principal and prepayment fee due upon acceleration), a "late charge" of four cents (4(cent)) for each dollar ($1.00), or part thereof, so overdue may, to the extent permissible under applicable law, be charged to Maker by Holder for the purpose of defraying the expenses incident to handling such delinquent payments. This charge shall not be made more than once as to any such delinquent payment and shall not apply to any payments due upon or after acceleration or maturity of this Note. This charge shall be in addition to, and not in lieu of, any other remedy Holder may have and is in addition to Holder's right to collect fees and charges of any agents or attorneys which Holder employs in connection with any Event of Default. Such late charges if not previously paid shall become part of the indebtedness evidenced hereby, and shall, at the option of Holder, be added to any succeeding monthly payment due under the Loan Documents. Failure to pay such late charges with such succeeding monthly payment shall constitute an Event of Default and such late charges shall bear interest at the Default Rate from the date due.

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     19. WAIVER OF RIGHT TO TRIAL BY JURY. MAKER HEREBY WAIVES THE RIGHT TO A
TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT MAY BE A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE OR ANY OF THE OTHER AFFILIATED LOAN DOCUMENTS.

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     IN WITNESS WHEREOF, Maker has executed or caused this Note to be executed by its duly authorized representative(s) the day and year first above written.

                                     PAH-DT ALLEN PARTNERS, L.P., a Virginia
                                     limited partnership


                                     By:   PAH GP ALLEN PARTNERS, L.P., a
                                           Delaware limited partnership, as
                                           general partner


                                           By:   PAH ALLEN OPERATING
                                                 CORPORATION, a Delaware
                                                 corporation, as general partner


                                                 By:    /s/ MICHAEL MURPHY
                                                        ------------------
                                                 Name:  MICHAEL MURPHY
                                                 Title: VICE PRESIDENT

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